UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2012 (October 26, 2012)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 26, 2012, Magellan Petroleum Australia Limited ("MPAL"), a wholly owned subsidiary of Magellan Petroleum Corporation (the "Company") entered into a seismic data acquisition services agreement (the "Agreement") with Seabird Exploration FZ-LLC ("Seabird Exploration") for the seismic recording vessel Voyager Explorer to undertake a 75 square mile 3-D and an 84 square mile 2-D seismic survey within MPAL's NT/P82 Exploration Permit ("NT/P82"), offshore Australia. The seismic survey is expected to commence during the second week of December 2012 and to take approximately two weeks to complete.
The Agreement provides that Seabird Exploration shall provide the above described seismic survey services within the NT/P82 area in exchange for payment by MPAL of approximately $4.5 million.
On November 1, 2012, the Company issued a press release announcing the Agreement. A copy of that press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1        Press Release by Magellan Petroleum Corporation dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer))

November 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1        Press Release by Magellan Petroleum Corporation dated November 1, 2012.